Exhibit 16.1

[Letterhead of Gruber & Company, LLC]

October 19, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
UNITED STATES OF AMERICA

Gentlemen:

We have read Item 4.01 of Form 8-K dated October 19, 2012 for Theron Resource Group (the “Company”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Gruber & Company, LLC

Gruber & Company, LLC